EXHIBIT 99.1

FOR IMMEDIATE RELEASE

E*TRADE Financial Media Contact:
Connie Dotson
E*TRADE Group, Inc.
916-858-8835
mediainq@etrade.com

E*TRADE Financial Investor Relations Contact:
Robert Simmons
E*TRADE Group, Inc.
916-859-4004
robert.simmons@etrade.com

E*TRADE GROUP, INC. ANNOUNCES BROAD CHANGES
TO BOARD OF DIRECTORS

Four New Members Appointed; New Audit Committee Chair Named and
New Compensation Committee Established

MENLO PARK, Calif., April 8, 2003 — E*TRADE Group, Inc. (NYSE: ET) today announced changes to the composition of the Company’s Board of Directors. Appointed to serve as unaffiliated, independent outside Directors are Vaughn A. Clarke (Executive Vice President, Federal Home Loan Mortgage Corporation), Michael K. Parks (Managing Director, Leveraged Finance Group of Trust Company of the West), C. Cathleen Raffaeli (Managing Partner, The Hamilton White Group, LLC) and Donna L. Weaver (Chairman, Mx Secure, Inc.). All of the new Directors, as well as newly appointed Chief Executive Officer Mitchell H. Caplan, will stand for election at the Company’s annual shareholder meeting on May 22, 2003. In addition, William E. Ford, a long-standing Board member (Director since 1995), has announced that he will resign effective April 23, 2003. Peter Chernin (Director since 1999) will not seek re-election at the May shareholder meeting but will become a member of the Advisory Committee until the fall of 2003.

          “One of my primary goals on becoming Chairman was to evolve the Board structure to best suit the needs of the Company and to eliminate any shareholder concerns about corporate governance,” said George A. Hayter, non-executive Chairman, E*TRADE Group, Inc. “The four new Directors are recognized leaders that add tremendous strength and diversity to our Board.”

          “Each new Board member was selected to bring distinct expertise and value to the Company,” added Mitchell H. Caplan, Chief Executive Officer, E*TRADE Group, Inc. “We are confident that the new Board composition will provide exceptional guidance to the management team as we move through the next stage of the Company’s evolution.”

          Today’s announcement is one of a series of steps by E*TRADE Group to advance corporate governance practices. The latest was taken, in January 2003, when the Company divided the role of Chairman and CEO with the appointment of Mitchell H. Caplan as Chief Executive Officer and George A. Hayter as non-executive Chairman. All changes are in accordance with the Company’s vision of solid corporate governance, the Sarbanes-Oxley legislation, proposed New York Stock Exchange listing requirements and CalPERS guidelines.

          Upon shareholder approval, the Board will be comprised of ten ongoing members. In addition to the four appointees, members include non-executive Chairman George A. Hayter (Partner, George Hayter Associates), Mitchell H. Caplan (Chief Executive Officer, E*TRADE Group, Inc.), Ronald D.Fisher (Vice Chairman, SOFTBANK, Holdings, Inc.), William A. Porter (Chairman Emeritus and former Chairman of E*TRADE Group, Inc. and current Chairman, International Securities Exchange), Lewis E. Randall (private investor) and Lester C. Thurow (Lemelson Professor of Management and Economics, Massachusetts Institute of Technology).

          With the exception of the Company’s Chief Executive Officer, each member of the Board of Directors of E*TRADE Group, Inc. is an outside, independent director, having no employment relationship with the Company. This structure is intended to ensure that the Board is completely impartial in meeting its obligation to guide, review and evaluate the Company’s business on an arm’s length basis and to better serve all shareholders.

Directors serve on the following committees:

•	Audit Committee (chaired by Vaughn A. Clarke): Lewis E. Randall, Lester C. Thurow and Donna L. Weaver

•	Compensation Committee (chaired by C. Cathleen Raffaeli): Vaughn A. Clarke, Michael K. Parks and Donna L. Weaver

•	Finance & IT Committee (chaired by Ronald D. Fisher): Mitchell H. Caplan, Michael K. Parks and William A. Porter

•	Nominating and Governance Committee (chaired by Lewis E. Randall): George A. Hayter, C. Cathleen Raffaeli and Lester C. Thurow

About New Board Nominees

          Vaughn A. Clarke is Executive Vice President of Federal Home Loan Mortgage Corporation (Freddie Mac). From 2000-2003, he was Executive Vice President, Finance and CFO. Clark joined Freddie Mac in 1998 as Senior Vice President, Finance. He has previously held positions as Senior Vice President and Treasurer, Viacom, Inc. and Assistant Treasurer, Gannett Co., Inc. Clarke has a strong record of achievement, particularly dealing with the capital markets on Wall Street with an excellent view of long-term financial strategy and implications. His over 25 years of experience in highly visible roles at large institutions that have demanded significant financial rigor will serve him well in his role on the Board of E*TRADE Group and specifically as the Chairman of the Audit Committee. He is a graduate of Brown University and holds an MBA in Corporate Finance from Cornell University.

          Michael K. Parks is a Managing Director, Leveraged Finance Group of Trust Company of the West and former Chief Executive Officer of Aurora National Life Assurance Company (Aurora). From 1993 to 2000, he held various executive level positions at Aurora, a privately owned life insurance company, holding the position of Chief Executive Officer, President and Chief Investment Officer from 1996 to 2000. At the end of 2000, Parks became a Managing Director in the Leveraged Finance Group of Trust Company of the West, a subsidiary of TCW Group, Inc., a group of companies providing investment management services. From 1981 to 1992, Parks held various positions at Salomon Brothers, Inc., holding the position of Director, Financial Buyers/Leveraged Finance from 1990 to 1992. His more than twenty years of extensive experience in financial management, financial reporting, mergers and acquisitions and portfolio management bring tremendous value to the Board. He serves as a director of Aurora and El Paso Electric Company (NYSE:EE). Parks received a Bachelor of Arts degree from Haverford College.

          C. Cathleen Raffaeli is Managing Partner at the Hamilton White Group, LLC, an advisory group dedicated to financial services growth markets. Previous positions include President and CEO, Proact Technologies, Inc. and various senior level positions with Citicorp, Chemical Bank and Merrill Lynch. Raffaeli is a career financial services executive who has run significant mortgage, credit card and technology enabling businesses in large institutions. She has a strong financial background, which she uses to apply analytics to sales and marketing strategies. Her broad experience with financial institutions and its executives will provide the new compensation committee with the relevant data and objective perspective necessary to render effective compensation models for the Company. Raffaeli is a graduate of the University of Baltimore and holds an MBA from New York University.

          Donna L. Weaver is the Chairman of Mx Secure, Inc., an internet based healthcare technology company. Weaver was Founder and Chairman of Weaver, Field & London, Inc., an investor relations and corporate communications firm from 1985 through 2000. She has approximately forty years of corporate financial and investment experience holding senior management positions with companies such as Golden West Financial Corporation, Lucky Stores, Inc. and Dean Witter & Company. Weaver serves as a director on several boards, including Hancock Fabrics, Inc. (NYSE:HKF) and is Chair of their Management Review and Compensation Committee. A Certified Management Accountant, she is a graduate of the University of Arizona and the Stanford Graduate School of Business.

About E*TRADE Financial

          E*TRADE Financial brings together a personalized and fully integrated financial services solution that includes brokerage, banking and lending. The products, services, content and information at E*TRADE Financial are available to retail, institutional and corporate customers through the Web, ATMs, Centers, Relationship Managers and Call Centers. Securities products and services are offered by E*TRADE Securities LLC (member NASD/SIPC), bank products and services are offered by E*TRADE Bank (member FDIC), mortgages are offered by E*TRADE Mortgage Corporation, and E*TRADE Financial Advisor is a service of E*TRADE Advisory Services, Inc., an investment adviser registered with the SEC.

#   #   #

Important Notice
E*TRADE and the E*TRADE logo are registered trademarks of E*TRADE Group, Inc. or its subsidiaries. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual report filed by E*TRADE Group, Inc. with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

© 2003 E*TRADE Group, Inc.